                                 EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of NCO Group, Inc. on Form S-8 of our report dated March 6, 1998, on our audits of the consolidated financial statements of NCO Group, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995, which report is included in NCO Group, Inc.'s 1997 Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 18, 1998